Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-83503; 333-07229; 333-15375; 333-18273; 333-43137; 333-13811; 333-51367; 33-54784;
33-49881; 33-57533; 33-63097 and 33-45498); the Registration Statements on Form
S-8 (Nos. 33-45279; 33-60695; 333-02875; 333-07105; 333-20913; 333-24331;
333-58657; 333-65209; 333-69849 and 2-80406); and the Post-Effective Amendments
on Form S-8 to Registration Statements on Form S-4 (Nos. 33-43125; 33-55145; 33-63351; 33-62069; 33-62208; 333-16189; 333-60553; and 333-40515) of Bank of
America Corporation of our report dated January 13, 2000 appearing on page 53 of this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
Charlotte, North Carolina
March 20, 2000